EXHIBIT 10.28

                    JOINT VENTURE AND STOCKHOLDERS AGREEMENT

        AGREEMENT made as of the 12th day of November, 1998, by and among Maclean Hunter Publishing Limited, an Ontario corporation ("MHPL"), having an address at 777 Bay Street, Toronto, Ontario and Patient InfoSystems, Inc., a Delaware corporation ("PATI"), having an address at 46 Prince Street, Rochester, New York (both of the foregoing are hereinafter sometimes collectively called "Stockholders", and individually called "Stockholder"); and Patient InfoSYSTEMS Canada Inc., an Ontario corporation with offices at 777 Bay Street, Toronto, Ontario (hereinafter sometimes called the "Corporation").

                                   WITNESSETH

        WHEREAS, the Stockholders own all of the issued and outstanding common shares (the "Common Shares") of the Corporation; and

        WHEREAS, the Stockholders wish to enter into a joint venture to market and sell, on an exclusive basis in Canada, products and services developed by PATI and to jointly manage, finance and operate the Corporation as set forth in this Agreement; and

        WHEREAS, the Stockholders desire to make certain provisions with reference to their respective stock holdings in the Corporation;

        NOW THEREFORE, in consideration of the mutual promises hereinafter contained, and other good and valuable consideration, the parties hereto agree as follows:

I     Definitions

When used in this Agreement, the following words and phrases shall be deemed to have the following meanings:

        (a) "transfer", "dispose" and any other term or terms of similar purpose shall, without limitation, be deemed to include the making or granting of any sale, exchange, assignment, gift, pledge, hypothecation, mortgage, security interest, encumbrance or other transfer or disposition whatsoever, voluntary, involuntary or by operation of law, affecting title to or the right to the possession of, any shares of stock of the Corporation or any interest therein.

        (b) "Stock", "Shares" and "Shares of Stock" (unless expressly otherwise stated) shall be deemed to mean all the Common Shares of the Corporation, now owned or hereafter acquired by the parties hereto or by persons, who may hereafter become a party or agree to be bound by the terms hereof, irrespective of the time and manner of such acquisition, including, without limitation, any shares resulting from a split-up, stock dividend or exchange of any stock.

2 .     The Corporation

        (a) Election of Directors. The board of directors of the Corporation (the "Board of Directors") shall consist of four directors and each Stockholder shall have the right to designate two representatives to the Board of Directors to serve as a director of the Corporation. In the event any directorship occupied becomes vacant for any reason, such vacancy shall be filled by the party having the right to designate such director.
        (b) Directors' Proceedings. Unless waived in writing by all the directors of the Corporation, not less than four Business Days (being a day which is not a Saturday, Sunday or public holiday in Toronto, Ontario and Rochester, New York) notice shall be given of all meetings. of the Board of Directors. A quorum for meetings of the Board of Directors shall be two directors, including at least one nominee of each Stockholder, in each case present in person or present by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously (and, for greater certainty, a meeting of the Board of Directors may be constituted at which some directors are present in person and other directors are present by means of such communication facilities), All questions proposed for consideration of the directors at a meeting of the Board of Directors shall be determined and all resolutions shall be passed, in order to be effective, by the votes of not less than a majority of the directors present at such meeting, provided that if one but not both of the designees of either Stockholder is present at any meeting of the Board of Directors, the designee of such Stockholder who is present at such meeting may cast, in addition to his own vote, an additional vote.

        (c) Matters reserved to Shareholders. Notwithstanding any statute or other law to the contrary, none of the following matters shall be carried out or effected by the Corporation without the prior written approval of both
Stockholders:

         (i) any amendments to the articles of incorporation or by-laws of the Corporation or any amalgamation, arrangement, continuance, winding up, dissolution, liquidation or reorganization of the Corporation;

         (ii) any issue of Shares or the granting of any option or right (including convertible securities, warrants, or convertible obligations of any nature) for the purchase or issuance of any Shares or other securities of the Corporation, except as expressly permitted by any other provisions of this Agreement;

         (iii) any transfer of Shares of the Corporation by a Stockholder, except as expressly permitted by any other provisions of this Agreement;

         (iv) any purchase by the Corporation of any of its Shares or any other return of capital of the Corporation;

         (v) any material change in the business of the Corporation from the Business defined in section 3(b);

         (vi)   the change in number of directors on the Board of Directors;

         (vii) any appointment or removal of the accountants or auditors of the Corporation;

         (viii) the approval of any Budget, or the approval of any material alteration in any Budget previously approved in accordance with section 2(g);

         (ix) any purchase of any shares or any material assets by the Corporation, including without limitation any investments in or purchase of any business by the Corporation, whether directly or by acquiring the entity through or by which the business is operated or in any other manner;
         (x) any borrowing or financing by the Corporation or the application for, or obtaining of, any line of credit by the Corporation from any financial institution or any material alteration in any such financing arrangements;
(xi) any capital or other expenditures in excess of $10,000 for any single such expenditure or any leasing of capital equipment by the Corporation, in each case
               unless provided for in a Budget previously approved in accordance with section 2(g);

        (xii) any proposed sale, lease, exchange or other disposition of property or assets of the Corporation;

        (xiii) any assignment, mortgage, charge, pledge, encumbrance of or grant of any security interest in, property or assets of the Corporation;

        (xiv) any provision of any guarantee, indemnity or other financial support by or to the Corporation; and

        (xv) any transactions between the Corporation and any person not dealing at arm's length with the Corporation or any of the Stockholders, except as specifically referred to in any paragraph of this Agreement or as provided for in a Budget approved in accordance with section 2(g).

        (d) Stockholders' Proceedings. Unless waived in writing by all of the Stockholders, not less than ten Business Days notice shall be given of any meeting of the Stockholders. A quorum for meetings of the Stockholders shall require the attendance of each Stockholder present in person or by proxy.

        (e) No Casting Vote. Neither the President of the Corporation or the chairman of any meeting of the Board of Directors of the Corporation or of the Shareholders shall by virtue of his office, position or for any other reason be entitled to any second or casting vote in respect of any matters coming before such meeting.

        (f) Accountants. Until changed in accordance with section 2(c)(vii), the accountants of the Corporation shall be KPMG.

        (g) Annual Budget. Not less than 45 days prior to the commencement of each fiscal year of the Corporation, the officers of the Corporation shall prepare and deliver to the Board of Directors and to the Stockholders a proposed business plan and budget for such fiscal year, which business plan and budget shall set out in reasonable- detail the projected revenue and proposed expenditures of the Corporation for such fiscal year. The Board of Directors and the Stockholders shall meet prior to the commencement of such fiscal year to consider and approve such business plan and budget, with such amendments or modifications thereto as the Board of Directors and the Stockholders deem appropriate (which business plan and budget, as approved, is herein referred to as a "Budget").

        (h) Election of 0fficers Until changed by the Board of Directors, the following persons shall be elected as officers of the Corporation:

                    President                            Allan Cook
                    Vice President, Finance              Timothy L. Root
                    Secretary/Controller                 Barbara Angier

        (i) Compensation and Duties of President. Allan Cook,- the President of the Corporation, will continue to be employed on a full-time basis by PATI. Mr. Cook's compensation will be the sole responsibility of PATI; provided that the Corporation will reimburse PATI for a pro rata portion of Mr. Cook's base salary for a year based on the percentage of Mr. Cook's time spent on the affairs of the Corporation in such year, but in no event shall MHPL be required to reimburse PATI for an amount in respect of Mr. Cook's salary in excess of the amount specified in the Budget approved in accordance with Section 2(g) for such year. In providing his services as President of the Corporation, Mr. Cook will perform such duties for the Corporation and its subsidiaries as may from time to time be assigned to him by the Board of Directors and he will devote the time necessary and exercise the power and authority to fulfil the responsibilities conferred upon him, honestly, diligently, in good faith and in the best interest of the Corporation and its subsidiaries. For so long as this Agreement is in effect, Mr. Cook agrees that any business opportunity or proposal originated or offered to Mr. Cook that could reasonably be considered related to the Business of the Corporation shall constitute and be considered property of the Corporation and shall be referred to and brought to the attention of the Board of Directors of the Corporation at the earliest possible opportunity. Mr. Cook covenants and agrees that in addition to any and all terms of this Agreement, he shall fulfil all fiduciary obligations that he owes to the Corporation by virtue of his position with the Corporation and that the duty to fulfil all such obligations shall survive the termination of his tenure as President and such termination of his tenure shall not operate as a waiver or release of any such duty.

3 .    Covenants

        (a) Disclosure of Trade Secrets. During the term of this Agreement and thereafter, each Stockholder will not, except as properly required in conducting the Business of the Corporation, disclose or utilize, or authorize or cause anyone else to disclose or utilize for the profit of anyone other than the Corporation, any trade secret or confidential information, knowledge or data of the Corporation of which it has knowledge, including, without limitation, any customer lists not made public by the Corporation.

                  (b) Covenant Not to Compete Each Stockholder covenants and agrees with the Corporation and the other Stockholder that it will not during the term of this Agreement and for so long as it owns Stock (the "Term') directly or indirectly own, manage, operate, control, finance or otherwise be interested or participate in the ownership, management, operation or control of any person, corporation or other entity or, sell or produce products in Canada which are directly competitive with the Business of the Corporation. Each of the Stockholders hereby acknowledges that the provisions of this subparagraph 3(b) shall serve as a prohibition against directly or indirectly hiring, offering to hire, enticing away or in any way persuading or attempting to persuade any officers, employees, agents or, customers or prospective customers of the Corporation to discontinue or alter his or its relationship with the Corporation during the Term. For the purposes hereof, the "Business" of the Corporation shall mean the business carried on by the Corporation consisting of the provision to patients and health care providers in Canada of patient-directed health care information systems and services to manage, collect and analyze information to improve patient compliance with prescribed treatment protocols, to improve the process of off-site management and to enhance patient and provider information. Notwithstanding the foregoing, neither Stockholder shall be precluded from:

     (i) carrying on any business currently carried on by such Stockholder or any successor to such business or from continuing to publish any publication currently published by such Stockholder, or successor to any such publication;

     (ii) acquiring securities of a class which are traded on a stock exchange or over the counter as long as such securities represent not more than_20% of the issued. and outstanding securities of such class; or

     (iii) acquiring an interest in a business, either through the acquisition of shares, assets or otherwise, where the acquired business (the "Acquired Business") contains, as a part hereof, a business (the "Competing Segment"), the operation of which would cause the Stockholder to be in breach of the provisions of this section 3, providedthat this exception shall only apply so long as the following conditions are applicable: (A) the Competing Segment did not, in the financial year preceding the acquisition by Stockholder or in any subsequent financial year, account for 40% or more of the revenue of the Acquired Business; and (B) if the Competing Segment did, in the financial year preceding the acquisition by the Stockholder or in any subsequent financial year, account for 10% or more of the revenues of the Acquired Business, the Stockholder uses its reasonable efforts to dispose of the Competing Segment to a third party on normal commercial terms within a reasonable period of time following such acquisition or following such subsequent financial year, as the case may

        (c) Further Assurances. The parties hereto covenant and agree to do or cause to be done all acts and things, whether by the Board of Directors or otherwise, to execute and deliver or cause to be executed and delivered all such instruments and to exercise or cause to be exercised any and all voting rights attaching to the Common Shares of the Corporation held by each of them in order that all provisions of this Agreement shall be fully and effectively carried out, implemented and given effect to in accordance with the term hereof.

4 .   Stock of the Corporation

        (a) Ownership of Stock. The parties acknowledge and agree that as of the date hereof there are 100 Common Shares issued and outstanding (and no more), which are owned as follows:

                    Stockholder                       No. of Common Shares Owned
                    Maclean Hunter Publishing Limited        50
                    Patient InfoSystems, Inc.                50

The Stockholders represent and warrant that they are the legal and beneficial owners of such Stock and hold such Stock free and clear of all liens, security interests, claims or encumbrances whatsoever.

        (b) Restrictions on Transfer of Stock. Except as provided in this Agreement, no Stockholder shall transfer or dispose of any of the Stock of the Corporation now or hereafter owned or held by it without the prior written consent of the other Stockholder. Any attempted or purported transfer of Stock by any Stockholder in violation of the terms of this Agreement shall be void and the Corporation shall reject and refuse to transfer on the books any Stock which may have been transferred in violation of the provisions of this Agreement, and the Corporation shall not recognize any person receiving any Stock as a Stockholder nor shall any such person have any rights as a Stockholder of the Corporation. Notwithstanding the foregoing, either Stockholder shall be entitled to, without the consent of the other Stockholder, transfer all (but not less than all) of the Stock owned by such Stockholder to an affiliate (as defined in the Business Corporations Act (Ontario)) of such Stockholder; provided that such affiliate agrees in writing to be bound by the terms of this Agreement and further provided that notwithstanding such transfer, the transferring Stockholder shall continue to be bound by the terms of this Agreement.

        (c) Negotiated Sale. If, at any time following the second anniversary of the date of this Agreement, either Stockholder shall desire to transfer all (but not part) of its Stock to the other Stockholder, the Stockholder desiring to transfer ("Selling Stockholder") shall give written notice ("Selling Stockholder's Notice") to the Corporation and the remaining Stockholder of the Corporation ("Purchasing Stockholder"), stating that the Selling Stockholder desires to transfer all of the Stock owned by it to the Purchasing Stockholder. Following the delivery of a Selling Stockholder's Notice, the Selling Stockholder and the Purchasing Stockholder shall, in good faith,conduct negotiations with a view to agreeing upon the terms of the sale of the Stock of the Selling Stockholder to the Purchasing Stockholder including the price, which the parties agree shall be based on the fair market value of such Stock at the time of delivery of the Selling Stockholder's Notice and the terms of any ongoing services to be provided by the Selling Stockholder to the Corporation following such sale. The Selling-Stockholder and the Purchasing Stockholder shall also, in good faith, consider alternative methods by which the Selling Stockholder may dispose of its interest in the Corporation, including by way of the wind up and dissolution of the Corporation as contemplated by paragraph 7 and by way of the sale of all of the Stock of the Selling Stockholder only or of both the Selling Stockholder and the Purchasing Stockholder or of the property and assets of the Corporation to a third party. If the Selling Stockholder and the Purchasing Stockholder are unable, following such good faith negotiations, to reach an agreement for the sale of the Selling Stockholder's Stock to the Purchasing Stockholder or an agreement as to an alternative manner in which the Selling Stockholder may dispose of its interest in the Corporation within 60 days following the delivery of the Selling Stockholder's Notice, the Selling Stockholder and the Purchasing Stockholder shall continue as Stockholders, shall not be required to continue to negotiate and the terms of this Agreement shall continue in full force and effect. MHPL and PATI agree that neither one of them shall be permitted to deliver a Selling Stockholder's Notice until after 180 days following the delivery of a previous Selling Stockholder's Notice.

5 .     Legend on Certificate

        There shall be endorsed upon the Certificate of Stock of the Corporation heretofore or hereafter issued to the Stockholders or to any other person acquiring Stock pursuant to this Agreement, an endorsement reading as follows:


         "The sale, transfer, pledge, assignment granting of a security interest in, or other disposition or encumbrance of all shares represented by this Certificate are subject to the terms and conditions of a certain Agreement entered into between this Corporation and all of its Stockholders as of the 12th day of November, 1998, for the purposes therein provided, and any owner hereof is subject to the obligations therein set forth and contained."

  6 .          Contributions of the Stockholders

  (a) Each of the Stockholders agrees to make the following contribution to the Corporation of materials, services and facilities:

               (A) Contributions by PATI.

                      (i) PATI agrees to provide to the Corporation on an exclusive basis within Canada all products and services offered by PATI throughout the world for use by the Corporation in the conduct of its Business. The fees and costs to be charged by PATI for such products and services shall be at a discount from the lowest costs and fees charged by PATI for such products and services to any of its third party customers, with the amount of such discount in each particular case to be as agreed to between MHPL and PATI, acting reasonably.
                      (ii) PATI will  provide all product,  services,  hardware, software, and support (the "Products") necessary to operate programs sold to the Corporation by PATI. PATI will be responsible for all such Products, including the content thereof and will indemnifyand hold harmless MHPL and the Corporation from any claim or loss suffered by MHPL or the Corporation relating to such Products or the content thereof.

         (iii) PATI will provide on an ongoing basis, at no charge to the Corporation, training and marketing expertise as needed by the Corporation.

        (iv) PATI agrees to offer to the Corporation, on an exclusive basis within Canada, all products and services developed by PATI for which it has the right under development agreements, to the extent appropriate, to offer such rights to the Corporation. If any such products or services are not accepted by the Corporation, PATI shall be free to offer and sell any such products and services to any third parties. The fees and costs to be charged by PATI for such products and services shall be at a discount from the lowest costs and fees charged by PATI for such products and services to any of its third party customers, with the amount of such discount in each particular case to be as agreed to between MHPL and PATI, acting reasonably.

        (v) PATI, at its own cost and expense, agrees to support the development of new products and services unique to the Canadian market.

        (vi) PATI agrees to provide such capital contributions as are agreed to by the Board of Directors and contemplated by a Budget approved in accordance with section 2(g) hereof with such capital contributions to be equal to the capital contributions of MHPL.

(B) Contributions to the Corporation by MHPL.

        (i) MHPL will provide sales, sales support and marketing services to the Corporation through its Customer Communications Division. All commission payment rates and other payments to be charged by MHPL for such services shall be at a discount from the lowest rates charged by MHPL for such services to any of its third party customers, with the amount of such discount in each particular case to be as agreed to between MHPL and PATI, acting reasonably.

        (ii) MHPL will provide to the Corporation all required infrastructure support for the Corporation, including, but not limited to, occupancy, telephone, secretarial, accounting, billing, collection, reporting, cash management, tax and regulatory requirements. The costs payable by the Corporation for such support shall be $20,000 for the initial year of this Agreement, and for subsequent years, shall be such amount as is provided in a Budget for such year approved in accordance with section 2(g) hereof.

        (iii) MHPL will generate content for use by the Corporation. The fees to be charged by MHPL for such content hall be at a discount from the lowest fees charged by MHPL for such content to any of its third party customers, with the amount of such discount in each particular case to be as agreed to between MHPL and PATI, acting reasonably. MHPL will be responsible for all such content, and will indemnify and hold harmless PATI and the Corporation from any claim or loss suffered by PATI or the Corporation relating to such content.

        (iv) MHPL agrees to use its reasonable best efforts to identify opportunities for the Corporation to develop new products and services using technology of PATI that could be unique to the Canadian market. Where such products and services are sold outside Canada by PATI or its affiliates, PATI agrees to pay to the Corporation a royalty to be agreed upon at the time of such offer and sale by the Corporation and PATI, acting reasonably.

       (v) MHPL agrees to provide such capital contributions as are agreed to by the Board of Directors and contemplated by a Budget approved in accordance with section 2(g) hereof with such capital contributions to be equal to the capital contributions of PATI.

(b)     Equity Option

     PATI hereby grants to MHPL an irrevocable option (the "Option") to acquire 200,000 shares of Common Stock of PATI (the "Option Shares") at an exercise price of $3.50 per share exercisable over a period of five years. The parties acknowledge that the Option Shares represent 2.5% of the issued and outstanding shares of PATI on the date hereof. PATI agrees that if after the date hereof, it completes a reconstruction or reorganization or recapitalization of PATI or if PATI amalgamates into or with another corporation or if it completes a redivision, consolidation, reclassification, subdivision or other change of the common stock of PATI (the "Reorganization"), the Option shall, without further act or formality, be deemed to be amended in order to provide to MHPL upon exercise with the same number and class of securities as would have been received by MHPL if the Option had been exercised immediately prior to such Reorganization. Upon the termination of this Agreement, MHPL may exercise the Option at any time during the period of 30 days following the termination of this Agreement provided that at the end of such 30 day period, the unexercised portion of the Option shall expire. PATI shall forthwith after the date hereof deliver to MHPL an option agreement reflecting the foregoing terms of the Option and shall obtain all necessary regulatory approvals to the granting of the Option, and shall arrange for the listing of the Option Shares on the applicable exchange.

7 .     Duration of Agreement

     This Agreement shall remain in full force and effect for as long as both of the Stockholders own Stock of the Corporation and the Corporation is actively engaged in the Business; provided that: (a) if both Stockholders agree in writing, the Corporation may at any time be dissolved and its business and assets liquidated in an orderly wind-up of the affairs of the Corporation, with all benefits or costs to be shared equally, and this Agreement shall terminate effective upon such dissolution; and (b) at any time after the second anniversary of the date of this Agreement, either Stockholder (the "Electing Stockholder") may, by delivery of written notice to the Corporation and to the other Stockholder, elect to surrender its Stock to the Corporation for cancellation, and upon receipt of such notice and the certificate of the Electing Stockholder representing the Stock, the Corporation shall forthwith distribute to the Stockholders by way of dividend the balance of the retained earnings of the Corporation and both parties shall be released from their obligations under this Agreement.

8 .     Miscellaneous Provisions

       (a) All prior agreements with regard to the shares of Stock are hereby cancelled.

        (b) The captions of the various paragraphs herein are inserted only for reference and for the convenience of the parties, and in no way define, limit or describe the scope of this Agreement, nor the intent of any of the provisions thereof.

        (c) This Agreement is made under, and shall be governed by the laws of the Province of Ontario in all respects, including matters of construction, validity and performance.

        (d) This Agreement cannot be changed or terminated orally. A waiver in one instance shall not be effective unless it is in writing and shall not be deemed a continuing waiver.

        (e) This Agreement and the confidentiality agreement between the parties hereto constitute the entire Agreement between the parties.

        (f) All pronouns and words shall be read in appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

9 .     Notice

               Any notice permitted to be given pursuant to this Agreement shall be in writing addressed as follows, and given by prepaid private courier or otherwise hand delivered or sent by telecopier or other similar means of electronic communication:

                If to MHPL or the Corporation:

                Maclean Hunter Publishing Limited
                Maclean Hunter Building
                777 Bay Street
                Toronto, Ontario
                M5W IA7

                Attention:    Mr. James 0. Hall, Vice-President

                Telecopier:   (416) 596-5901
                and
                Attention:    Mr. Timothy L. Root, Vice President, Finance
                Telecopier-.  (416) 593-3175
                with a copy to:
                Rogers Communications Inc.
                333 Bloor Street
                10th Floor
                Toronto, Ontario
                M4W I G9

                Attention:      Mr. David P. Miller
                                Vice-President, General Counsel

                Telecopier:    (416) 935-3546
                If to PATI or Allan Cook:
                46 Prince Street
                Rochester, New York 14607
                Attention:    Mr. Allan Cook and Mr. Don Carlberg
                Telecopier:    (716) 244-1367

               with a copy to:

               Gibbons, DelDeo, Dolan, Giffinger and Vecchione
               One Riverfront Plaza
               Newark, New Jersey 07102

               Attention:    Mr. Jeffrey A. Baumel

               Telecopier:    (973) 639-6260

Any notice given in accordance with the provisions of this section 9 shall be deemed to have been given and received when so delivered or if sent by telecopier or other electronic means of communication, on the day of transmission thereof if given on a Business Day and during the normal business hours of the recipient and if not so given, on the next Business Day. Any party hereto may change its address for notice by notice to the other parties in the manner as aforesaid.

10.     Extent Obligations

     This Agreement shall be binding, not only upon the parties hereto, but also upon their successors and permitted assigns, and they severally agree to execute any instrument in writing which shall be necessary or proper in carrying out the purposes and intent of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                        Maclean Hunter Publishing Limited
                                                     Per:  /s/  Timothy Root
                                                     Per:  /s/  Jim Hall

                            Patient InfoSystems, Inc.
                             Per: /s/ Don A Carlberg
                                                     Per:  /s/ Kent A Tapper


                         Patient InfoSYSTEMS Canada Inc.

                                                     Per:  /s/ Jim Hall

                                                     Per:  /s/ Allan Cook

  The provisions of section 2(i) are hereby accepted and agreed to as of the 12th day of November, 1998.

  /s/ Allan Cook                                      /s/   Marc Thibideau
  --------------                                      --------------------
Allan Cook                                             Witness